AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2001
                                                      REGISTRATION NO. _________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                          SENIOR CARE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          NEVADA                                                 68-0221599
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------

                              Consulting Agreement
                            (Full Title of the Plan)
                              --------------------

                         Resident Agents of Nevada, Inc.
                           711 S. Carson Street, Suite 4
                              Carson City, NV 89701

           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Lawrence R. Young, Esq.
                      Lawrence R. Young & Associates, P.C.
                        9530 E. Imperial Highway, Suite K
                              Downey, CA 90242-3041
                                 (562) 803-4240


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Securities     Amount to be  Proposed Maximum  Proposed   Amount
to be Registered        Registered    Offering Price    maximum    of
                                      per share (1)     aggregate  Registration
                                                        Offering   Fee (2)
                                                        Price
-------------------     -----------  -------------    -----------  -----------
Common Stock,
par value $0.001        3,013,548    $.75 (1)         $2,260,161   $565.04 (2)
-------------------     -----------  -------------    -----------  -----------

TOTAL REGISTRATION FEE:  $565.04

(1) Represents shares of Common Stock issued to consultants to the Company. Please refer to the Selling Shareholders section of this document. (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                EXPLANATORY NOTE

Senior Care Industries, Inc("SENC") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to certain selling shareholders.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

SENC will send or give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). SENC does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.


                                   PROSPECTUS

                          SENIOR CARE INDUSTRIES, INC.
                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
                                 (949) 376-3125

                        3,013,548 SHARES OF COMMON STOCK


The shares of common stock, $0.001 par value per share, of Senior Care Industries, Inc. ("SENC" or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholders provided to SENC.

The sales may occur in transactions on the over-the-counter market maintained by Nasdaq at prevailing market prices or in negotiated transactions. SENC will not receive proceeds from any of the sale the Shares. SENC is paying for the expenses incurred in registering the Shares except with respect to the legal fees incurred in connection therewith, which have been waived by our counsel in connection with this registration statement.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under this Prospectus. The Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

SENC's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "SENC."

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                 April 17, 2001

                                TABLE OF CONTENTS


               Where You Can Find More Information               3
               Incorporated Documents                            3
               The Company Business                              3
               Risk Factors                                      9
               Use of Proceeds                                  10
               Selling Shareholders                             11
               Plan of Distribution                             12
               Legal Matters                                    12
               Experts                                          12
                            ------------------------

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

SENC is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file atApril the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows SENC to "incorporate by reference" information into this Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

The following documents filed by SENC are incorporated herein by reference:

1.      The Annual Report, Form 10KSB filed on April 2, 2001;
2. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Prospectus incorporates). Requests should be directed to the Chief Financial Officer at SENC's executive offices, located at 410 Broadway, 2nd Floor, Laguna Beach, CA 92651. SENC's telephone number is (949) 376-3125.


                              THE COMPANY BUSINESS

General

Senior Care's Business Model
----------------------------

Senior Care Industries is a diversified firm consisting of a real estate division, a manufacturing division, and a pharmaceutical, nutriceutical division.

The Company's real estate division invests in, manages, and develops senior housing, and is a leader quality for-sale and rental, independent living age-restricted communities.

The Company's manufacturing division targets for acquisition, ancillary companies whose products and services are in high demand by Seniors such as medical device manufacturers, specialty food manufacturing companies and furniture manufacturing companies, enabling the firm to service seniors both in and out of its age restricted communities with its own products.

The Company's pharmaceutical and nutriceutical division targets for acquisition pharmaceutical and/or nutriceutical manufacturing companies and web based health products distributors as a feeder to manufacture and sell the products through an "E-commerce" pharmacy. The Company's pharmaceutical division utilizes a program to include a full service web-based senior support system that sells direct to the consumer, related health products in the financial services sector, including life insurance, health insurance, dietary advice, holistic medical alternatives, water and air purification. The Company intends to build a web-site and a support staff offering 24 hour access to these products and services once an acquisition closes.

During the year 2000, Senior Care entered into a binding agreement to purchase Physicians Nutritional Laboratories, Inc., who distributes a line of nutriceuticals designed by doctors. The purchase of Physicians Nutritional Laboratories was completed during the first quarter of 2001.

History of the Company
----------------------

The Company was organized under the laws of the State of Idaho, February 26, 1968, as Golden Chest, Inc., for the purpose of acquiring and developing mineral properties. On April 5, 1999, the board of directors changed the Company name to Senior Care Industries, Inc., and changed corporate situs from Idaho to Nevada. The Company was re-incorporated on August 26, 1999 under the laws of the State of Nevada.

In 1985, the Company merged with TAP Resources, Ltd, (TAP) a British Columbia corporation in a transaction where the Company issued 1.25 shares of Golden Chest Inc common stock in exchange for each share of TAP common stock. At the time of the merger, the Company and TAP were partners in a minerals exploration joint venture. After the merger Golden Chest Inc. was the surviving corporation while TAP Resources was dissolved.

In 1990, the Company merged with Petro Gold Inc, a Washington corporation, in a transaction where the Company issued 3,000,000 shares of Senior Care Industries, Inc. common stock in exchange for all shares of Petro Gold, Inc. common stock. After the merger Senior Care Industries, Inc. was the surviving corporation while Petro Gold, Inc. was dissolved.

In 1999, the company transferred its assets and liabilities to Paymaster Resources Incorporated.

Significant Acquisitions of Senior Care Industries during 1999 and 2000
-----------------------------------------------------------------------

On August 31, 1999, the Company completed an asset purchase agreement where it purchased the assets and liabilities of East-West Developer, Inc. for a note payable of $700,000 and 1,880,122 shares or Senior Care Industries, Inc.'s common stock which was issued directly to the property owners whose properties were sold to the Company through this transaction.

Following the East-West Developer acquisition, Senior Care owned the following properties and assets:

1. a 45% membership interest in a limited liability company which owns a development project in Delran, New Jersey *;

2. a 44 unit senior condominium project in Monterey Park, California known as Evergreen Manor II which was under construction when Senior Care purchased it;

3. land approved for the construction of a 57 unit Senior Apartment Project in Albuquerque, New Mexico;

4. a 25,000 square foot strip center known as Friendly Bear Plaza located in Las Vegas, Nevada;

5. a 32,000 square foot office in Las Vegas, Nevada known as the Pecos Russell Business Center [This project was under construction when Senior Care purchased it];

6. the Company office headquarters building at 410 Broadway in Laguna Beach, California known as Broadway Acacia.

On April 28, 2000, the Company purchased all of the outstanding stock in Noble Concepts Fidelity, Inc., a furniture manufacturing company in San Diego, California. The effective date of the purchase was January 1, 2000 and the income and expense of that corporation is reflected on the first quarter income statement for Senior Care Industries, Inc.

On October 3, 2000, the Company purchased 5,000,000 shares of common stock in Rent USA, Inc. in exchange for 2,000,000 shares of Class D Preferred Stock in Senior Care Industries, Inc. The stock position of Senior Care Industries, Inc. gives it actual control of Rent USA, Inc.

---------------------------------------------------
* The Company is involved in litigation regarding its membership interest in Delran and readers are advised to review the Litigation section of the Company's Annual Report on Form 10KSB to get full details regarding that litigation and the Company's potential exposure.
---------------------------------------------------

Rent USA presently has two operating divisions. Equip USA rents and sells heavy construction equipment. Equip Global rents and sells heavy duty mining machinery and rock crushing equipment.

Significant Developments During the Year 2000
---------------------------------------------

The company completed construction on its 44 unit senior condominium project in Monterey Park, California known as Evergreen Manor II and unit sales commenced in January, 2001.

The company also completed its 32,000 square foot office complex in Las Vegas, Nevada, known as Pecos Russell Business Center and rented all available units. This office mall is a significant contributor of rental income to the Company.

Additionally, the Company has rental income from its 25,000 square foot strip mall, also in Las Vegas, Nevada, that is 95% leased to a variety of small businesses.

The Company also owns its headquarters office building in Laguna Beach, California, which it partially rents to tenants and gains additional rental income from that source.

Senior Care is under construction or about to commence construction on projects located in the following communities and states:

1. a 57 unit Senior Apartment Project in Albuquerque, New Mexico which has not yet begun construction but where all plans have been approved;

2. a 223 residential lot senior restricted housing development in San Jacinto, California, approximately 40 minutes from Palm Springs and 10 minutes from Hemet, California.

3. Flamingo 55 located in the City of Las Vegas, Nevada at the intersection of Flamingo Blvd. and Freeway 95 where the Company will build 55 senior restricted town homes. Plans were submitted to the Clark County Planning Department on this project in early August, 2000, have been approved and escrow is expected to close on this project by early April, 2001.

By far the largest project presently being considered by the Company is the 715 acre project at the Lakes in Pahrump Valley, Nevada. This project which will take nearly 10 years to build eventually will comprise 2 golf courses, 2,000 residential housing units in a mixed use age restricted fully planned community. Escrow on this project was opened in July, 2000 and the plan development process is underway.

On August 7, 2000, the Company agreed to purchase the Bellflower Christian Retirement Center, a 99 unit retirement home in Bellflower, California. Escrow on this sale should close in early April, 2001.

Important Events During the first quarter of 2001
-------------------------------------------------

On March 28, 2001, Senior Care purchased certain real estate assets of Tri-National Development Corporation and assumed the debt encumbering that real estate. The real estate purchased is described below:

A. Plaza Rosarita This parcel is a commercial shopping mall and adjacent ocean front property located in Rosarita Beach, Baja California, Mexico. This is the last remaining open parcel of undeveloped land which fronts the beach in the city of Rosarita.

B. The Hills of Bajamar This parcel overlooks the already developed Bajamar resort and golf course just outside Ensenada, Baja California, Mexico.

C. San Marcos Gardens This is a development approved for assisted senior living located in San Diego County, California.

D. Youngstown Gardens This is an assisted living senior project just outside Phoenix, Arizona. Senior Care is purchasing 50% of the of this project which will be jointly owned by Senior Care with the other 50% being owned by Alpine Gardens East.

Through this transaction, Senior Care obtained approximately $58,450,000 in real estate assets with a net value of approximately $35,950,000 after subtracting assumed real estate debt and new debt acquisition which Senior Care intends to obtain to fund the transaction.

Because of the significance of this acquisition and the impact on Senior Care's balance sheet, a pro forma balance sheet was attached as Exhibit 99 to the Annual Report filed on Form 10KSB showing how the addition of these assets affected the Balance Sheet of Senior Care.

Also, during the first quarter of 2001, Senior Care purchased a rock crushing machine and various accessories used by the crushing machine which it then leased to the Equip Global division of Rent USA. Total cost of the crushing equipment was $1,083,465. The equipment has been leased on a long term basis to Rent USA who, in turn, has leased it to a developer in San Diego County for two years with an option to purchase the equipment. The transaction results in a positive net cash flow to Rent USA which it splits with Senior Care, 80% of the net proceeds to Rent USA and 20% to Senior Care. The equipment was financed by Senior Care through Associates Leasing and Pioneer Capital Corporation.

Additionally, on April 5, 2001, Rent USA concluded an agreement with New Holland whereby Equip USA obtained the franchise for a New Holland heavy construction equipment dealership in Farmington, New Mexico. Under the terms of this franchise, Equip USA obtained an equity financing line for the flooring of new equipment for resale, an additional line for used equipment purchases and trade-ins and a line for the purchase of parts. The total equity line which is guaranteed by a corporate guarantee from Senior Care gives Equip USA a total equity line of in excess of $4,500,000.
                                        7

Forward-Looking Statements

     This Form 10-QSB includes "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. All statements, other than statements of historical facts include in this Form, including without limitation, statements under "Plan of Operations" regarding the Company's financial position, business strategy, and plans and objectives of management of the Company for future operations, are forward-looking statements.

     Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, market conditions, competition and the ability to successfully complete financing.

                                  RISK FACTORS

In this section we highlight some of the risks associated with the Company's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Prospectus.

     CONFLICTS OF INTEREST. Certain conflicts of interest exist between the Company and its officers and directors. They have other business interests to which they devote attention, and they may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties to the Company.

     POSSIBLE NEED FOR ADDITIONAL FINANCING. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

     NO ASSURANCE OF SUCCESS OR PROFITABILITY. There is no assurance that the Company will continue to generate profits, or that the market price of the Company's Common Stock will be increased thereby.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

     DIRECTOR'S LIABILITY LIMITED. The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     DEPENDENCE UPON OUTSIDE ADVISORS. To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

     LEVERAGED TRANSACTIONS. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

     COMPETITION. The search for potentially profitable business opportunities is intensely competitive. The Company may be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company.

     NO FORESEEABLE DIVIDENDS. The Company paid a stock dividend for all holders of record of its common stock as of August 15, 2000 of one share for each ten shares owned as of that date but has never paid a cash dividend on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this Report on Form 8-K contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's control. Actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                 USE OF PROCEEDS

SENC will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The Shares of the Company to which this Prospectus relates are being registered by the Selling Shareholders, who acquired the Shares pursuant to the Consulting Agreement which is attached. These shares were issued in connection with the acquisition of real property including the purchase of real property in San Jacinto, California and in Las Vegas, Nevada. The Board of Directors of Senior Care Industries, Inc. resolved to issue a total of 3,013,548 shares of common stock in the corporation to these consultants who conducted negotiations on corporate credit facilities, negotiated on subsidiary credit facilities and generally assisted in the completion of the transaction by performing consulting services to the Company. All of the Selling Shareholders are consultants who acted to assist Senior Care to complete these transactions. The Selling Shareholders may resell all, a portion or noneof such Shares from time to time.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of April 19, 2001, the number of Shares owned, the number of Shares registered by this Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

                         NUMBER OF      NUMBER OF                    % OF SHARES
                         SHARES         SHARES         NUMBER OF     OWNED BY
SELLING                  OWNED          REGISTERED BY  SHARES OWNED  SHAREHOLDER
SHAREHOLDERS             BEFORE SALE    PROSPECTUS     AFTER SALE    AFTER SALE
-----------------------  -------------  -------------  ------------  -----------
Craig Brown              1,041,183      1,004,516         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Brian Eisberg            1,016,183      1,004,516         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Michael Austin           1,016,183      1,004,516         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------


All of the above persons were employed by Senior Care under the terms of a Consulting Agreement with International Capital Group, Inc. to assist Senior Care to complete various real estate purchases for the Company. Each of these persons also received stock for their consulting services in connection with the acquisition by Senior Care of the assets of East-West Community Developer in 1999. The stock which had been issued to them and was registered in a prior Registration Statement filed during the year 2000, had been non- reversible but was reversed by the reverse split which affected Senior Care common shareholders on March 15, 2001. Those originally issued shares remain reversed under the terms of the reverse split. This action will act to remedy those reversals.

                              PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Prospectus in one or more transactions on the Over-the-Counter Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

In addition to any Shares sold hereunder, the Selling Shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered.

The Company will pay all expenses in connection with this and will not receive any proceeds from sales of any Shares by the Selling Shareholders. The legal fees incurred in connection with the preparation of this registration statement have been waived by Lawrence R. Young & Associates, P.C.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Lawrence R. Young & Associates, P.C., Lawrence R. Young, Esq. whose address is 9530 E. Imperial Highway, Suite K, Downey, CA 90242-3041.


                                     EXPERTS

The balance sheets as of December 31, 2000 and the statements of operations, shareholders' equity and cash flows for the periods then ended have been incorporated by reference in this Registration Statement in reliance on the report of Ludlow & Harrison, A CPA Corporation, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

1.      The Annual Report filed on Form 10KSB on April 2, 2001;
8. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Our authorized stock consists of 50,000,000 authorized shares of Common Stock, par value $.001 per share, 13,060,080 shares of which were outstanding as of April 17, 2000; and 5,000,000 authorized shares of Preferred Stock par value
 .001 per share, issued as follows:

SERIES A
--------
As of April 2, 1999 the Company had 34,500 of its Series A preferred stock, convertible at .12 shares of the Company's $0.001 par value common stock for 1 share of preferred. The Series A preferred shares have no preferences for the payment of dividends or liquidation preferences. Those shares were converted to 172,500 shares of common stock on April 5, 2000. There are presently no Class A Preferred shares outstanding.

SERIES B
--------
On April 30, 1999 as part of the East-West purchase the Company issued 400,000 shares of its Series B preferred stock, par value $0.001, convertible at 5 shares of common stock for each share of preferred stock converted. The Series B preferred shares have no preferences for the payment of dividends or liquidation preferences. The option to convert the stock to common shares was exercised on April 30, 2000. As of December 31, 2000, there were no Series B Preferred shares outstanding.

SERIES C
--------
The Company set up Series C preferred stock for the purpose of issuing stock in exchange for land in Tennessee. That transaction was canceled and the stock issued was voided. There is presently no Series C preferred stock outstanding.

SERIES D
--------
On October 3, 2000, the Company issued 2,000,000 shares of Series D preferred stock to Rent USA, Inc. in exchange for 5,000,000 shares of common stock in Rent USA, Inc. which was issued to Senior Care. The Series D preferred shares have no preferences for the payment of dividends or liquidation preferences. Series D Preferred may be converted into common stock over a period of four years from the issue date which was on October 3, 2000, with 1/4 of the number of preferred shares issued on October 3, 2000 becoming convertible on each anniversary date into four common shares.

SERIES E
--------
During February, 2001, the Company issued 200,000 shares of Series E Convertible preferred stock to Physicians Nutritional Laboratories, Inc. to complete Senior Care's purchase of an 80% interest in that company. Each Series E Preferred share is convertible into 20 shares of Senior Care Common stock, 20% of the preferred shares convertible on each anniversary date of the transaction for a period of 5 years.

SERIES F
--------
There are currently no Series F preferred shares outstanding.

SERIES G
--------
On March 28, 2001, the Company issued 25,000 shares of Series F Convertible Preferred to Tri-National Development Corporation. These shares are to be redeemed by Senior Care upon the payment to Tri-National of $10,000,000 by April 30, 2001 or if not redeemed, are convertible any time after that date into 1,250,000 shares of common stock in Senior Care.

SERIES H
--------
On March 28, 2001, the Company issued 925,000 shares of Series G Convertible Preferred to Tri-National Development Corporation. These shares are convertible into 46,250,000 shares of common stock in Senior Care on a schedule which allows 20% to be converted on each anniversary date over a period of 5 years.

Common Stock
------------

         Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         All shares of Common Stock issued and outstanding were fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

         The rights of preferred shareholders is determined at the time a class of preferred stock is issued. Generally, each preferred share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Preferred Stock (i) have equal, ratable rights to dividends from funds legally available; (ii) are entitled to share preferably in all of our assets available for distribution to holders of Preferred Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         There is no market for any of Senior Care's Preferred stock issues and therefore, if the stock were to be sold, it would necessarily be converted at which time it would become common stock having been issued pursuant to Section 4(2) of the Act and could only be sold pursuant to Rule 144. How and when stock which is restricted can be sold under Rule is a complex matter and you are referred to SEC rules and guidelines with respect to when and how Rule 144 shares may be sold.

Transfer Agent
--------------

The transfer agent is:         First American Stock Transfer, Inc.
                               PO Box 47700
                               Phoenix, AZ 85068-7700
                               Telephone: (602) 485-1346

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation provides for indemnification of personal liability of our Directors to the fullest extent permitted by Nevada Law.

         Article X of the Articles of Incorporation, which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the Nevada Revised Business Corporation Act.

         Article X of the By-Laws provides as follows:

                              " ARTICLE X
                           INDEMNIFICATION

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he aced in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with such court shall deem proper.

         3. To the extent that any person referred to in paragraphs 1 and 2 of this Article X has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, th shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Any indemnification under paragraphs 1 and 2 of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article X. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or other proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article X.

         6. The indemnification provided by this Article X shall not be deemed exclusive or any other rights to which those seeking indemnification may be entitled under any statue, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, office, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X

         8. For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation so that any person who is or was a director, officer, employee or agent or such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The Shares were issued for advisory services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. EXHIBITS

Exhibit  No.       Description
-----------        -----------

5 Opinion of Lawrence R. Young & Associates, P.C. with respect to legality of the securities of the Registrant being registered

10                 Consulting Agreement

23.1               Consent of Ludlow & Harrison, Certified Public Accountant

23.2 Consent of Lawrence R. Young & Associates, P.C. (contained in opinion to be filed as Exhibit 5)

-----------------------

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 18, 2001.


     Senior Care Industries,  Inc.

     /s/ Mervyn A. Phelan, Sr.
     -------------------------------
     Chief Executive Officer, Chairman
     Of the Board of Directors & Director


     Senior Care Industries, Inc.

     /s/ Bob Coberly
     ------------------------------
     Chief Financial Officer & Director


     /s/ Scott Brake
     ------------------------------
     Vice President, Director


     /s/ Denzel Harvey
     ------------------------------
     Director